Grace News
Media Relations Rich Badmington +1 410.531.4370 rich.badmington@grace.com	Investor Relations Jeremy Rohen +1 410.531.8234 jeremy.rohen@grace.com

Grace Reports Fourth Quarter and Full-Year 2018 Results;
Announces Full-Year 2019 Financial Outlook

Full-Year 2018 Highlights:

•	2018 sales increased 12.6% to $1.9 billion, including 5.0% contribution from the polyolefin catalysts acquisition

•	2018 Diluted EPS of $2.49 compared with $0.16 in the prior year

•	2018 Adjusted EPS increased 21.8% to $4.14, above the top-end of our October 2018 updated outlook range on strong business performance and $0.08 per share benefit from lower effective tax rate

•	Returned $145 million to shareholders through share repurchase of $80 million and cash dividends of $65 million
Full-Year 2019 Outlook:

•	Sales growth of 6% to 7%, with continued demand strength across the portfolio

•	Adjusted EBIT of $490 to $500 million, up 7% to 9%, and expanding margins

•	Adjusted EPS of $4.53 to $4.63 per share, up 10% to 12%

•	Increased annual cash dividend to $1.08 per share, up 13%

COLUMBIA, Md., - February 7, 2019 - W. R. Grace & Co. (NYSE: GRA) today announced financial results for the fourth quarter and full-year 2018, and announced its full-year 2019 financial outlook.
Delivering on Our Strategic Initiatives
“I’m pleased with our strong 2018 performance. Our team delivered double-digit sales and earnings growth, and significantly improved our ability to consistently deliver profitable growth,” said Hudson La Force, Grace's President and Chief Executive Officer. “Our recent investments to accelerate growth and extend our competitive advantages are producing results. I'm upbeat about 2019 and expect another year of solid demand for our high-value technologies with expanding margins and double-digit Adjusted EPS growth.”
Grace's strategic framework for profitable growth includes four elements:

•	Invest to accelerate growth and extend our competitive advantages

•	Invest in great people to strengthen our high-performance culture

•	Execute the Grace Value Model to drive operating excellence

•	Acquire to build our technology and manufacturing capabilities for our customers

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Fourth Quarter and Full-Year Consolidated Performance

Summary Financial Results - Total Grace
(In $ millions, except per share amounts)	4Q18	4Q17	Change	FY18	FY17	Change
Net sales	520.0	459.5	13.2%	1,932.1	1,716.5	12.6%
Net sales, constant currency			14.3%			11.4%
Net income	69.1	(123.0)	NM	167.6	11.2	NM

Adjusted EBIT	118.8	115.1	3.2%	456.7	414.0	10.3%
Adjusted EBIT margin	22.8%	25.0%	(2.2) pts	23.6%	24.1%	(0.5) pts

Diluted EPS	$1.03	($1.81)	NM	$2.49	$0.16	NM
Adjusted EPS	$1.14	$0.98	16.3%	$4.14	$3.40	21.8%
Dividends per share	$0.24	$0.21	14.3%	$0.96	$0.84	14.3%

				YTD 2018	YTD 2017	Change
Net cash provided by operating activities				342.0	319.2	7.1%
Adjusted Free Cash Flow				234.6	274.0	(14.4)%

				TTM 2018	TTM 2017	Change
Adjusted EBIT ROIC				20.9%	24.4%	(3.5) pts
Fourth Quarter 2018

•
Sales increased 13.2% to $520.0 million, up 14.3% on constant currency. Sales growth was driven by higher sales volumes (6.1%) and improved pricing (2.1%). The 2Q18 polyolefin catalysts acquisition contributed 6.1% to sales growth in the quarter.

•	Net income was $69.1 million and Diluted EPS was $1.03 per share.

•	Adjusted EBIT increased 3.2% to $118.8 million. Adjusted EBIT margin was down 220 bps.

•
During the fourth quarter when market concerns increased about the pace of 2019 global growth, we proactively reduced production rates for the quarter to ensure inventory levels were appropriate in the event demand weakness developed. We are not seeing any significant change in our customer demand and are well positioned for solid growth in 2019. We took advantage of this opportunity to use some of the available production time to run product trials in our specialty catalysts plants. Together, these actions reduced 4Q18 gross margins by 200 bps, primarily from the effect of lower capitalized overhead costs in inventory at year-end.

•
In 4Q18, we recorded a restructuring and repositioning charge of $10.1 million related to closing two smaller manufacturing plants in the quarter. Activities at these plants have been moved to larger, more cost-effective plants as part of our strategy to capture synergies from our recent catalysts acquisitions.

•
The 2018 income tax provision reflects our current assessment of the effects of changes in U.S. tax law under the Tax Cuts and Jobs Act of 2017 and may be subject to further adjustment before we issue the 10-K. Any further adjustment for this matter will not affect Adjusted EPS.

Full-Year 2018

•
Sales increased 12.6% to $1.9 billion, up 11.4% on constant currency. Sales growth was driven by strong customer demand for our innovative catalyst and process technology solutions and silicas technologies resulting in 4.8% volume growth and 1.6% improved pricing. The 2Q18 polyolefin catalysts acquisition contributed 5.0% to year-over-year growth.

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•
Net income was $167.6 million compared with $11.2 million, and Diluted EPS was $2.49 per share up from $0.16 per share. Earnings growth was driven by strong business performance and a favorable benefit from pension mark-to-market adjustments. This was offset by a pretax charge of $70.0 million ($0.80 per diluted share) in 3Q18 for the estimated costs to remediate our former vermiculite mine site in Libby, Montana. 2017 included a $143 million charge related to U.S. tax reform.

•	Adjusted EBIT of $456.7 million was up 10.3% driven by solid volume growth, improved pricing and the polyolefin catalysts acquisition, and higher Adjusted Gross Margin of 40.7%.

•	Adjusted EPS was $4.14 per share, up 21.8%, above the top-end of our October 2018 updated outlook range on strong business performance and $0.08 per share benefit from lower effective tax rate.

•
Adjusted Free Cash Flow was $234.6 million, including $91.1 million of higher capital spending related primarily to our multi-year investments to meet customer demand for our high-value polyolefin catalysts and silicas technologies, and to drive operating excellence.

Fourth Quarter and Full-Year Segment Performance
Catalysts Technologies
Catalysts Technologies includes catalysts and additives for plastics, refinery, and other chemical process applications, as well as polypropylene process technology.

Summary Financial Results - Catalysts Technologies
(In $ millions)	4Q18	4Q17	Change	FY18	FY17	Change
Net sales	405.1	344.7	17.5%	1,463.5	1,276.5	14.6%
Net sales, constant currency			18.2%			13.7%
Gross margin	38.6%	42.1%	(3.5) pts	41.7%	40.8%	0.9 pts

Operating income	115.2	109.3	5.4%	440.5	395.4	11.4%
Operating margin	28.4%	31.7%	(3.3) pts	30.1%	31.0%	(0.9) pts
Fourth Quarter 2018

•	Sales increased 17.5% to $405.1 million driven by higher sales volumes (8.0%) and improved pricing (2.1%), and the polyolefin catalysts acquisition (8.1%).

•
Gross margin of 38.6% was down 350 bps compared with prior year. During the fourth quarter when market concerns increased about the pace of 2019 global growth, we proactively reduced production rates for the quarter to ensure inventory levels were appropriate in the event demand weakness developed. We are not seeing any significant change in our customer demand and are well positioned for solid growth in 2019. We took advantage of this opportunity to use some of the available production time to run product trials in our specialty catalysts plants. Together, these actions reduced 4Q18 margins by 250 bps, primarily from the effect of lower capitalized overhead costs in inventory at year-end.

•
Operating income increased 5.4% to $115.2 million driven by higher gross profit and $4.3 million of higher income from our ART joint venture. Operating margin declined from 31.7% to 28.4%, primarily due to lower gross profit.

Full-Year 2018

•
Sales increased 14.6% to $1.5 billion, up 13.7% on constant currency. Sales growth was driven by higher volumes of 5.3% reflecting the strong customer demand for our catalysts technologies, continued momentum in UNIPOL® process technology licensing and improved

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pricing of 1.6%. FCC catalysts pricing improved over 2.0% for the full year. The 2Q18 polyolefin catalysts acquisition contributed 6.8% to year-over-year growth.

•
Gross margin of 41.7% was up 90 bps including 210 bps from higher sales volumes, improved pricing and favorable mix, and 120 bps related to lower depreciation expense from the change in useful life estimate implemented in 1Q18, partially offset by 180 bps of inflation on raw materials and energy costs.

•	Operating income increased 11.4% to $440.5 million, driven by higher gross profit, and $5.9 million of higher income from our ART joint venture. Operating margin declined from 31.0% to 30.1%.

•
Business interruption insurance recoveries of $25 million recorded in 2017 did not repeat in 2018. This negatively impacted the year-over-year comparison of operating income growth by 6.3% and operating margin by approximately 170 bps.

Materials Technologies
Materials Technologies includes engineered materials for consumer/pharma, chemical process and coatings applications.

Summary Financial Results - Materials Technologies
(In $ millions)	4Q18	4Q17	Change	FY18	FY17	Change
Net sales	114.9	114.8	0.1%	468.6	440.0	6.5%
Net sales, constant currency			2.7%			4.7%
Gross margin	37.2%	37.0%	0.2 pts	37.8%	37.9%	(0.1) pts

Operating income	25.3	25.2	0.4%	105.6	100.6	5.0%
Operating margin	22.0%	22.0%	0.0 pts	22.5%	22.9%	(0.4) pts
Fourth Quarter 2018

•	Sales increased 0.1% to $114.9 million, up 2.7% on constant currency. Improved pricing (2.1%) and higher sales volumes (0.6%), partially offset the 2.6% impact from unfavorable currency.

•	Gross margin of 37.2% increased 20 bps.

•	Operating income of $25.3 million increased 0.4%, or $0.1 million. Operating margin declined from 22.9% to 22.5%.
Full-Year 2018

•
Sales increased 6.5% to $468.6 million, up 4.7% on constant currency. Sales growth was driven by continued demand for our silicas technologies, particularly in our consumer/pharma and coatings markets, and improved pricing (1.6%).

•
Gross margin of 37.8% was down 10 bps, primarily due to higher manufacturing costs (including 120 bps of higher raw materials and energy costs), partially offset by higher volumes and improved pricing and mix of 230 bps, and 90 bps related to lower depreciation expense from the change in useful life estimate implemented in 1Q18.

•	Operating income increased 5.0% to $105.6 million. Operating margin was down 40 bps, primarily due to lower gross margin.

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Other Developments

Legacy Liabilities Update
As we disclosed in our 3Q18 earnings materials, as part of the process for renewing our permit for a dam on our former vermiculite mine site in Libby, Montana, which expires in March 2019, the Montana Department of Natural Resources and Conservation is expected to require us to replace the dam spillway, which is deteriorating, with a new spillway. Based on bids received, the cost of the new spillway is estimated to be $40 - $45 million. We expect to record a liability for this project at the time the permit renewal is approved, which we expect in the first quarter of 2019. Construction of the new spillway is expected to take three to four years.
Capital Allocation

•
Capital expenditures: For 2018, we invested $216.3 million in capital expenditures as part of our previously outlined, multi-year investment program to accelerate growth, extend our competitive advantages and drive operating excellence.

•
Share repurchase program: For 2018, we repurchased approximately 1,171,000 shares for $80 million, at an average per share price of $68.27. In 4Q18, we repurchased $20 million of our common stock, or approximately 305,000 shares, at an average per share price of $64.90. At the end of 2018, we have approximately $138 million remaining on our share repurchase authorization.

•	Dividend: For 2018, we returned $65 million to shareholders in cash dividends. In 4Q18, we paid $16 million in cash dividends to shareholders.

Full-Year 2019 Outlook
As of February 7, 2019, our full year outlook for 2019 is as follows:

Full-Year 2019 Outlook
2019 Outlook
(In $ millions, except percents and per share amounts)
Sales growth	6% - 7%
Adjusted EBIT	$490 - $500
Adjusted EPS	$4.53 - $4.63
Adjusted Free Cash Flow	$235 - $250
Note: We are unable to estimate the annual mark-to-market pension adjustment or 2019 net income or diluted EPS.

Investor Call
We will discuss these results during an investor conference call and webcast today starting at 9:00 a.m. ET. To access the call and webcast, interested participants should go to the Investors portion of our website, www.grace.com, and click on the webcast link.
Those without access to the internet can participate by dialing +1 844.515.9173 (U.S.) or +1 574.990.9421 (International). The participant passcode is 6378576. Investors are advised to dial into the call at least 10 minutes early in order to register.

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An audio replay will be available after 1:00 p.m. ET on February 7. For one week, the replay will be accessible by dialing +1 855.859.2056 (U.S.) or +1 404.537.3406 (International) and entering the participant passcode 6378576. The webcast replay or transcript will be available for one year on the company's website.
***
About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 3,900 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.
Forward-Looking Statements
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; its legal and environmental proceedings; environmental compliance costs; the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods, and force majeure events; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2018	2017	2018	2017
Net sales	$520.0	$459.5	$1,932.1	$1,716.5
Cost of goods sold	323.7	275.1	1,165.4	1,040.4
Gross profit	196.3	184.4	766.7	676.1
Selling, general and administrative expenses	79.9	69.9	307.0	274.0
Research and development expenses	16.2	14.8	62.7	56.3
Provision for environmental remediation, net	0.5	4.8	73.8	24.4
Equity in earnings of unconsolidated affiliate	(12.3)	(8.0)	(31.8)	(25.9)
Restructuring and repositioning expenses	13.6	9.7	46.4	26.7
Interest expense and related financing costs	20.6	19.8	80.2	79.5
Other (income) expense, net	(18.7)	45.2	(16.5)	30.2
Total costs and expenses	99.8	156.2	521.8	465.2
Income (loss) before income taxes	96.5	28.2	244.9	210.9
(Provision for) benefit from income taxes	(27.6)	(151.3)	(78.1)	(200.5)
Net income (loss)	68.9	(123.1)	166.8	10.4
Less: Net (income) loss attributable to noncontrolling interests	0.2	0.1	0.8	0.8
Net income (loss) attributable to W. R. Grace & Co. shareholders	$69.1	$(123.0)	$167.6	$11.2
Earnings Per Share Attributable to W. R. Grace & Co. Shareholders
Basic earnings per share:
Net income (loss)	$1.03	$(1.81)	$2.49	$0.16
Weighted average number of basic shares	66.9	67.8	67.2	68.1
Diluted earnings per share:
Net income (loss)	$1.03	$(1.81)	$2.49	$0.16
Weighted average number of diluted shares	67.0	67.8	67.3	68.2
Dividends per common share	$0.24	$0.21	$0.96	$0.84

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	Year Ended December 31,
(In millions)	2018	2017
OPERATING ACTIVITIES
Net income (loss)	$166.8	$10.4
Reconciliation to net cash provided by (used for) operating activities:
Depreciation and amortization	100.8	111.5
Equity in earnings of unconsolidated affiliate	(31.8)	(25.9)
Dividends received from unconsolidated affiliate	—	19.0
Costs related to legacy product, environmental and other claims	84.6	30.8
Cash paid for legacy product, environmental and other claims	(22.9)	(54.5)
Provision for income taxes	78.1	200.5
Cash paid for income taxes	(54.0)	(61.8)
Income tax refunds received	0.7	34.2
Loss on early extinguishment of debt	4.8	—
Interest expense and related financing costs	80.2	79.5
Cash paid for interest	(78.4)	(70.2)
Defined benefit pension expense	0.7	64.1
Cash paid under defined benefit pension arrangements	(66.5)	(17.8)
Accounts receivable reserve—Venezuela	—	10.0
Stock compensation expense	18.6	11.0
Changes in assets and liabilities, excluding effect of currency translation and acquisitions:
Trade accounts receivable	2.5	(4.9)
Inventories	(26.1)	4.4
Accounts payable	24.2	(2.5)
Deferred revenue	35.6	4.7
All other items, net	24.1	(23.3)
Net cash provided by (used for) operating activities	342.0	319.2
INVESTING ACTIVITIES
Capital expenditures	(216.3)	(125.2)
Business acquired, net of cash acquired	(418.0)	(3.5)
Proceeds from sale of assets	2.4	0.6
Other investing activities	13.4	(1.1)
Net cash provided by (used for) investing activities	(618.5)	(129.2)
FINANCING ACTIVITIES
Borrowings under credit arrangements	1,024.0	114.4
Repayments under credit arrangements	(587.8)	(143.9)
Cash paid for repurchases of common stock	(80.0)	(65.0)
Cash paid for debt financing costs	(11.8)	—
Proceeds from exercise of stock options	6.7	16.4
Dividends paid to shareholders	(64.6)	(57.3)
Cash received from derivative settlement	33.1	—
Other financing activities	(3.1)	0.6
Net cash provided by (used for) financing activities	316.5	(134.8)
Effect of currency exchange rate changes on cash and cash equivalents	(2.5)	7.7
Net increase (decrease) in cash and cash equivalents	37.5	62.9
Cash, cash equivalents, and restricted cash beginning of period	163.5	100.6
Cash, cash equivalents, and restricted cash, end of period	$201.0	$163.5

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Consolidated Balance Sheets (unaudited)

	December 31,
(In millions, except par value and shares)	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$200.5	$152.8
Restricted cash and cash equivalents	0.5	10.7
Trade accounts receivable, less allowance of $11.6 (2017—$11.7)	288.5	285.2
Inventories	281.1	230.9
Other current assets	86.7	49.0
Total Current Assets	857.3	728.6
Properties and equipment, net of accumulated depreciation and amortization of $1,482.8 (2017—$1,463.4)	1,011.7	799.1
Goodwill	540.4	402.4
Technology and other intangible assets, net	356.5	255.4
Deferred income taxes	529.4	556.5
Investment in unconsolidated affiliate	156.1	125.9
Other assets	113.9	39.1
Total Assets	$3,565.3	$2,907.0
LIABILITIES AND EQUITY
Current Liabilities
Debt payable within one year	$22.3	$20.1
Accounts payable	248.6	210.3
Other current liabilities	243.5	217.8
Total Current Liabilities	514.4	448.2
Debt payable after one year	1,961.0	1,523.8
Unfunded defined benefit pension plans	366.0	391.9
Underfunded defined benefit pension plans	67.1	110.5
Other liabilities	319.8	169.3
Total Liabilities	3,228.3	2,643.7
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 66,792,968 (2017—67,780,410)	0.7	0.7
Paid-in capital	481.1	474.8
Retained earnings	676.7	573.1
Treasury stock, at cost: shares: 10,663,659 (2017—9,676,217)	(895.5)	(832.1)
Accumulated other comprehensive income (loss)	67.9	39.9
Total W. R. Grace & Co. Shareholders’ Equity	330.9	256.4
Noncontrolling interests	6.1	6.9
Total Equity	337.0	263.3
Total Liabilities and Equity	$3,565.3	$2,907.0

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except per share amounts)	2018	2017	% Change	2018	2017	% Change
Net sales:
Catalysts Technologies	$405.1	$344.7	17.5%	$1,463.5	$1,276.5	14.6%
Materials Technologies	114.9	114.8	0.1%	468.6	440.0	6.5%
Total Grace net sales	$520.0	$459.5	13.2%	$1,932.1	$1,716.5	12.6%
Net sales by region:
North America	$155.4	$130.7	18.9%	$581.7	$486.0	19.7%
Europe Middle East Africa	200.2	181.9	10.1%	752.2	667.7	12.7%
Asia Pacific	133.7	124.8	7.1%	481.5	459.8	4.7%
Latin America	30.7	22.1	38.9%	116.7	103.0	13.3%
Total net sales by region	$520.0	$459.5	13.2%	$1,932.1	$1,716.5	12.6%
Performance measures:
Adjusted EBIT(A)(B):
Catalysts Technologies segment operating income	$115.2	$109.3	5.4%	$440.5	$395.4	11.4%
Materials Technologies segment operating income	25.3	25.2	0.4%	105.6	100.6	5.0%
Corporate costs	(17.4)	(16.1)	(8.1)%	(73.5)	(69.0)	(6.5)%
Certain pension costs(C)	(4.3)	(3.3)	(30.3)%	(15.9)	(13.0)	(22.3)%
Adjusted EBIT	118.8	115.1	3.2%	456.7	414.0	10.3%
Costs related to legacy product, environmental and other claims	(5.4)	(5.3)		(84.6)	(30.8)
Restructuring and repositioning expenses	(13.6)	(9.7)		(46.4)	(26.7)
Pension MTM adjustment and other related costs, net	15.2	(49.2)		15.2	(51.1)
Third-party acquisition-related costs	(0.1)	(2.5)		(7.3)	(2.9)
Amortization of acquired inventory fair value adjustment	—	—		(6.9)	—
Loss on early extinguishment of debt	—	—		(4.8)	—
Income and expense items related to divested businesses	1.9	(1.0)		2.3	(2.3)
Accounts receivable reserve—Venezuela	—	—		—	(10.0)
Gain (loss) on sale of product line	—	0.4		—	—
Interest expense, net	(20.1)	(19.5)	(3.1)%	(78.5)	(78.5)	—%
(Provision for) benefit from income taxes	(27.6)	(151.3)	81.8%	(78.1)	(200.5)	61.0%
Income (loss) attributable to W. R. Grace & Co. shareholders	$69.1	$(123.0)	156.2%	$167.6	$11.2	NM
Diluted EPS	$1.03	$(1.81)	156.9%	$2.49	$0.16	NM
Adjusted EPS(A)	$1.14	$0.98	16.3%	$4.14	$3.40	21.8%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
(In millions)	2018	2017	% Change	2018	2017	% Change
Adjusted profitability performance measures(A)(B)(C):
Gross Margin:
Catalysts Technologies	38.6%	42.1%	(3.5) pts	41.7%	40.8%	0.9 pts
Materials Technologies	37.2%	37.0%	0.2 pts	37.8%	37.9%	(0.1) pts
Adjusted Gross Margin	38.3%	40.8%	(2.5) pts	40.7%	40.1%	0.6 pts
Amortization of acquired inventory fair value adjustment	—%	—%	NM	(0.3)%	—%	NM
Pension costs in cost of goods sold	(0.5)%	(0.7)%	0.2 pts	(0.7)%	(0.7)%	0.0 pts
Total Grace	37.8%	40.1%	(2.3) pts	39.7%	39.4%	0.3 pts
Adjusted EBIT:
Catalysts Technologies	$115.2	$109.3	5.4%	$440.5	$395.4	11.4%
Materials Technologies	25.3	25.2	0.4%	105.6	100.6	5.0%
Corporate, pension, and other	(21.7)	(19.4)	(11.9)%	(89.4)	(82.0)	(9.0)%
Total Grace	118.8	115.1	3.2%	456.7	414.0	10.3%
Depreciation and amortization:
Catalysts Technologies	$20.3	$22.5	(9.8)%	$81.7	$87.1	(6.2)%
Materials Technologies	3.5	5.1	(31.4)%	15.5	19.6	(20.9)%
Corporate	0.9	1.3	(30.8)%	3.6	4.8	(25.0)%
Total Grace	24.7	28.9	(14.5)%	100.8	111.5	(9.6)%
Adjusted EBITDA:
Catalysts Technologies	$135.5	$131.8	2.8%	$522.2	$482.5	8.2%
Materials Technologies	28.8	30.3	(5.0)%	121.1	120.2	0.7%
Corporate, pension, and other	(20.8)	(18.1)	(14.9)%	(85.8)	(77.2)	(11.1)%
Total Grace	143.5	144.0	(0.3)%	557.5	525.5	6.1%
Adjusted EBIT margin:
Catalysts Technologies	28.4%	31.7%	(3.3) pts	30.1%	31.0%	(0.9) pts
Materials Technologies	22.0%	22.0%	0.0 pts	22.5%	22.9%	(0.4) pts
Total Grace	22.8%	25.0%	(2.2) pts	23.6%	24.1%	(0.5) pts
Adjusted EBITDA margin:
Catalysts Technologies	33.4%	38.2%	(4.8) pts	35.7%	37.8%	(2.1) pts
Materials Technologies	25.1%	26.4%	(1.3) pts	25.8%	27.3%	(1.5) pts
Total Grace	27.6%	31.3%	(3.7) pts	28.9%	30.6%	(1.7) pts

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Analysis of Operations (unaudited) (continued)

	Year Ended December 31,
(In millions)	2018	2017
Cash flow measure(A):
Net cash provided by (used for) operating activities	$342.0	$319.2
Capital expenditures	(216.3)	(125.2)
Free Cash Flow	125.7	194.0
Cash paid for legacy product, environmental and other claims	22.9	54.5
Cash paid for repositioning	20.7	11.0
Cash paid for third-party acquisition-related costs	9.2	0.7
Cash paid for restructuring	6.1	13.8
Accelerated defined benefit pension plan contributions	50.0	—
Adjusted Free Cash Flow	$234.6	$274.0

	Four Quarters Ended December 31,
(In millions)	2018	2017
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters)(A):
Adjusted EBIT	$456.7	$414.0
Invested Capital:
Trade accounts receivable	288.5	285.2
Inventories	281.1	230.9
Accounts payable	(248.6)	(210.3)
	321.0	305.8
Other current assets (excluding income taxes)	76.5	42.1
Properties and equipment, net	1,011.7	799.1
Goodwill	540.4	402.4
Technology and other intangible assets, net	356.5	255.4
Investment in unconsolidated affiliate	156.1	125.9
Other assets (excluding capitalized financing fees)	111.0	37.4
Other current liabilities (excluding income taxes, legacy environmental matters, accrued interest, and restructuring)	(189.8)	(158.6)
Other liabilities (excluding income taxes and legacy environmental matters)	(201.5)	(113.7)
Total invested capital	$2,181.9	$1,695.8
Adjusted EBIT Return On Invested Capital	20.9%	24.4%

The Notes to the Financial Information are included as part of the Earnings Release.

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W. R. Grace & Co. and Subsidiaries
Adjusted Earnings Per Share (unaudited)

	Three Months Ended December 31,
	2018				2017
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share				$1.03				$(1.81)
Pension MTM adjustment and other related costs, net	$(15.2)	$(5.5)	$(9.7)	(0.14)	$49.2	$17.0	$32.2	0.47
Restructuring and repositioning expenses	13.6	2.9	10.7	0.16	9.7	2.9	6.8	0.10
Costs related to legacy product, environmental and other claims	5.4	1.2	4.2	0.06	5.3	2.0	3.3	0.05
Income and expense items related to divested businesses	(1.9)	(0.4)	(1.5)	(0.02)	1.0	0.3	0.7	0.01
Third-party acquisition-related costs	0.1	—	0.1	—	2.5	1.0	1.5	0.02
Gain (loss) on sale of product line	—	—	—	—	(0.4)	(0.1)	(0.3)	—
Income tax expense related to historical tax attributes(D)		(14.3)	14.3	0.21		—	—	—
Provisional charge related to the U.S. Tax Cuts and Jobs Act of 2017		9.4	(9.4)	(0.14)		(143.0)	143.0	2.11
Discrete tax items		1.4	(1.4)	(0.02)		(2.2)	2.2	0.03
Adjusted EPS(A)				$1.14				$0.98

	Year Ended December 31,
	2018				2017
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted earnings per share				$2.49				$0.16
Costs related to legacy product, environmental and other claims	$84.6	$18.2	$66.4	0.99	$30.8	$11.4	$19.4	0.28
Restructuring and repositioning expenses	46.4	10.0	36.4	0.54	26.7	8.9	17.8	0.26
Pension MTM adjustment and other related costs, net	(15.2)	(3.5)	(11.7)	(0.17)	51.1	17.4	33.7	0.49
Third-party acquisition-related costs	7.3	1.6	5.7	0.08	2.9	1.1	1.8	0.03
Amortization of acquired inventory fair value adjustment	6.9	1.5	5.4	0.08	—	—	—	—
Loss on early extinguishment of debt	4.8	1.0	3.8	0.06	—	—	—	—
Income and expense items related to divested businesses	(2.3)	(0.5)	(1.8)	(0.03)	2.3	0.8	1.5	0.02
Accounts receivable reserve—Venezuela	—	—	—	—	10.0	3.5	6.5	0.10
Income tax expense related to historical tax attributes(D)		(25.6)	25.6	0.38		—	—	—
Provisional charge related to the U.S. Tax Cuts and Jobs Act of 2017		11.5	(11.5)	(0.17)		(143.0)	143.0	2.10
Discrete tax items		7.1	(7.1)	(0.11)		2.7	(2.7)	(0.04)
Adjusted EPS(A)				$4.14				$3.40

The Notes to the Financial Information are included as part of the Earnings Release.

13 grace.com	Talent | Technology | Trust™

W. R. Grace & Co. and Subsidiaries
Notes to the Financial Information

(A)
In the above, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described below. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the above charts, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully. Grace defines these non-GAAP financial measures as follows:

•
Adjusted EBIT means income from continuing operations attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; and certain other items that are not representative of underlying trends.

•	Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization.

•
Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities.

•	Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold and the amortization of acquired inventory fair value adjustment.

•
Adjusted EPS means diluted EPS adjusted for costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; certain other items that are not representative of underlying trends; and certain discrete tax items and income tax expense related to historical tax attributes.

•
Adjusted Free Cash Flow means net cash provided by or used for operating activities minus capital expenditures plus cash flows related to legacy product, environmental and other claims; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; and accelerated payments under defined benefit pension arrangements.

•	Net Sales, constant currency means the period-over-period change in net sales calculated using the foreign currency exchange rates that were in effect during the previous comparable period.

•	Organic sales growth means the period-over-period change in net sales excluding the sales growth attributable to acquisitions.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, Net Sales, constant currency, and Organic sales growth are non-GAAP financial measures; do not purport to represent income or liquidity measures as defined under U.S. GAAP; and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity.
Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of its strategic and operating decisions by excluding the earnings effects of legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; the effects of acquisitions; and certain other items that are not representative of underlying trends.
Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation. Grace uses Adjusted EBIT Return On Invested Capital in making operating and investment decisions and in balancing the growth and profitability of operations. Grace uses Net Sales, constant currency as a performance measure to compare

14 grace.com	Talent | Technology | Trust™

current period financial performance to historical financial performance by excluding the impact of foreign currency exchange rate fluctuations that are not representative of underlying business trends and are largely outside of its control. Grace uses Organic sales growth to measure its businesses' sales performance, excluding the impacts of acquisitions.
Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation.
Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS, Adjusted Free Cash Flow, Net Sales, constant currency, and Organic sales growth do not purport to represent income measures as defined under U.S. GAAP, and should not be used as alternatives to such measures as an indicator of Grace’s performance. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; and certain other items. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to legacy product, environmental and other claims, and may exclude income and expenses from restructuring and repositioning activities and divested businesses, which historically have been material components of Grace’s net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. Grace’s business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of our costs. Grace compensates for the limitations of these measurements by using these indicators together with net income as measured under U.S. GAAP to present a complete analysis of our results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income and net income attributable to Grace shareholders, measured under U.S. GAAP, for a complete understanding of Grace’s results of operations.
Grace is unable without unreasonable efforts to estimate the annual mark-to-market pension adjustment or future net income or diluted EPS. Without the availability of this significant information, Grace is unable to provide reconciliations for certain forward-looking information set forth in the Outlook, above.

(B)	Grace's segment operating income includes only Grace's share of income from consolidated and unconsolidated joint ventures.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Catalysts Technologies and Materials Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments and actuarial gains and losses are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of Grace's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and actuarial gains and losses relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of Grace's businesses.

(D)
Grace's historical tax attribute carryforwards (net operating losses and tax credits) unfavorably affect its tax expense with respect to certain provisions of the Tax Cuts and Jobs Act of 2017. To normalize the effective tax rate, an adjustment is made to eliminate the tax expense impact associated with the historical tax attributes.

NM - Not Meaningful

15 grace.com	Talent | Technology | Trust™